Aztec Oil & Gas Announces Filing of Form 15 and
Transfer of Trading Venue

Houston, TX April 8, 2009 – Aztec Oil & Gas, Inc. (OTCBB: AZGS.OB - News) announced today that it has voluntarily filed a Form 15 with the SEC to delist its shares from the OTC Bulletin Board.  Aztec subsequently is transferring its share trading venue from the OTC Bulletin Board to the OTC Pink Markets-Current Information OTC Market Tier.

“Aztec is in good standing with the SEC and current in all of its filings.  This trading venue move will save the Corporation a substantial amount of time and money on a quarterly and annual basis, while still providing its shareholders an active marketplace for publicly trading Aztec shares.  Also, the Corporation will continue to file quarterly financial statements compiled by its independent CPA firm, as well as annual statements audited by its CPA firm, both through the SEC’s EDGAR service and the OTC Disclosure and News Service.  The reporting and compliance burdens currently imposed by the SEC on smaller and mid-sized companies (which burdens are increasingly similar to those mandated for large, exchange-listed public corporations) have become almost intolerable for such smaller and mid-sized companies.  The costs are enormous in both time and money.  Companies are forced to focus on complying with these rigid over-reporting rules, rather than allowing them to focus on being productive for their shareholders and employees.  It appears that the new administration in Washington may be inclined toward making this reporting/compliance situation even more stringent and burdensome.  In the first 13 weeks of 2009 alone, over 500 public companies have filed Form 15s, apparently due to lack of compliance and the economics and stresses associated with these overly burdensome filing requirements.  In taking the voluntary action to transfer its listing placement, Aztec has demonstrated its commitment to its shareholders, and potential shareholders, to control costs while providing an active trading venue and current financial information filings.  Aztec is continuing to expand its business and believes its primary focus should be concentrated on its productive business objectives,” stated Franklin C. Fisher, Jr., CEO and Chairman of Aztec Oil & Gas, Inc.

About Aztec Oil & Gas, Inc.
Aztec is an oil and gas exploration, development and production company focusing on numerous areas throughout the US.  It owns a minority interest in a 29-well oil and natural gas program in Pennsylvania with all of the wells presently producing into pipelines.  Aztec also owns a minority interest in two Deep Lake wells in Cameron Parish, Louisiana ranging from 13,600 feet to 14,300 feet in depth with both wells producing significant quantities of natural gas.  Aztec additionally owns a minority interest in one productive well in Wharton County, Texas and one well in the Barnett Shale play area located in Wise County, Texas. The Wise Country well had good initial oil and gas shows, is producing, but is experiencing operational difficulties and Aztec has gone “non-consent” on this well.  Aztec has a minority interest in three producing gas wells in Oklahoma of which two are conventional wells, and the third is a horizontal, Coal Bed Methane (CBM) well.

In 2007, through its wholly-owned subsidiaries, Aztec Energy, LLC and Aztec Drilling & Operating, LLC, Aztec completed and now manages a successful four (4) well oil and gas drilling program in Doddridge County, West Virginia in which it owns a 30% interest.  Aztec Energy, LLC also manages a second Aztec drilling partnership, drilled by Aztec Drilling & Operating in Tyler County, West Virginia, in which it owns a 30% interest.  In 2008, Aztec’s third drilling partnership subsequently successfully completed two wells in Tyler County, WV, both of which are producing into pipeline.  Aztec Energy, LLC also manages this third partnership and owns a 30% interest in same.  The Corporation’s fourth drilling partnership, Aztec VIIIA Oil & Gas, LP, focuses on drilling in Texas and is participating in four wells.  One of the wells was drilled, completed and is already producing into sales pipeline.  The other three wells were ‘spudded’ prior to March 31, 2009 with completion anticipated shortly.  Aztec also owns a 30% interest in this latter partnership and acts as its managing partner.  In general clarification of its activities, Aztec sponsors low risk, development drilling programs which include significant tax benefits, all of which are sold through Registered Broker Dealers to Accredited Investors.  Aztec’s drilling programs are unique and also incorporate a sophisticated exit strategy for investors.

For more information on Aztec Oil & Gas, Inc., please visit http://www.aztecoil-gas.com.

This presentation/document contains certain statements, estimates and forecasts with respect to future performance and events. All statements other than statements of historical fact included in this presentation/document, the Memorandum, or the Aztec Website, including statements regarding future performance of events, are forward-looking statements. All such forward-looking statements are based on various underlying assumptions and expectations and are subject to risks and uncertainties which could cause actual events to differ materially from those expressed in the forward-looking statements. As a result, there can be no assurance that the forward-looking statements included in this presentation, the Memorandum, or the Aztec Website will prove to be accurate or correct. In light of these risks, uncertainties and assumptions, the future performance or events described in the forward-looking statements in this presentation/document, the Memorandum, or the Aztec Website might not occur. Accordingly, investors should not rely upon forward-looking statements as a prediction of actual results. Also, the price Aztec Oil & Gas, Inc. and the other parties involved in any properties receive for the oil and natural gas produced on their properties may be less than quoted NYMEX prices at any given time. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events, subsequent circumstances or otherwise.

FOR FURTHER INFORMATION PLEASE CONTACT:
Phoenix IR Associates
Tony Drake
281-579-1602
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